Exhibit 10.7

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”), dated [    ], by and between SunEdison Semiconductor Limited, a Singapore public limited company (“Company”), and [ ] (“Indemnitee”).

RECITALS

WHEREAS, Indemnitee performs a valuable service to the Company in his or her capacity as a director and/or officer of the Company;

WHEREAS, the members of the Company have adopted a Memorandum and Articles of Association (the “Articles”) providing for the indemnification of the Company’s directors, auditors, secretary and other officers, to the extent permitted by the Companies Act (Chapter 50 of Singapore), as amended from time to time (the “Act”);

WHEREAS, the Act restricts the indemnification of directors whether contractually or pursuant to the Articles for any negligence, default, breach of duty or breach of trust by such director in relation to the Company and provides that any such provision shall be void; and

WHEREAS, in order to induce Indemnitee to continue to serve in his or her capacity as an officer and/or director of the Company, the Company has determined and agreed to enter into this Agreement with Indemnitee;

NOW, THEREFORE, in consideration of Indemnitee’s continued service with the Company after the date hereof, the parties hereto agree as follows:

AGREEMENT

1.        Services to the Company. Indemnitee will serve as a director and/or officer of the Company and, as applicable, as a director and/or officer of one or more Company affiliates (including any employee benefit plan of the Company) faithfully and to the best of his or her ability so long as he or she is duly elected and qualified in accordance with the provisions of the Act, the Articles or other applicable charter documents of the Company or such affiliate; provided, however, that Indemnitee may at any time and for any reason resign from such positions (subject to any contractual obligation Indemnitee may have assumed apart from this Agreement), and that the Company or any affiliate shall have no obligation under this Agreement to continue Indemnitee in any such position.

2.        Indemnity of Indemnitee; Insurance. Subject to, and to the maximum extent permitted by the Articles, the Act, or other applicable law and further subject to the exclusions set forth in Section 4 hereof, the Company hereby agrees to hold harmless and indemnify Indemnitee from and against and, subject to Section 8, advance expenses (including all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, costs of any appeal bond, witness fees, travel expenses, duplicating costs and printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a legal proceeding (collectively, the “Expenses”)) to Indemnitee in connection with, all matters of whatsoever nature and howsoever arising by reason of or in connection with Indemnitee’s provision of services under Section 1 above. During all periods that Indemnitee is providing services under Section 1 above, the Company shall maintain directors’ and officers’ insurance for the benefit of Indemnitee with insurers, and at coverage levels, customary for companies comparable in size and business to the Company.

3.        Additional Indemnity. In addition to and not in limitation of the indemnification otherwise provided for herein, and subject to and to the maximum extent permitted by the Articles, the Act, or other applicable law and further subject to the exclusions set forth in Section 4 hereof, the Company hereby further agrees to hold harmless and indemnify Indemnitee:

(a)        against any and all Expenses that Indemnitee becomes legally obligated to pay because of any claim or claims made against or by him or her in connection with any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative (a “Proceeding”) (including an action by or in the right of the Company) to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director, auditor, secretary, other officer or agent of the Company, or is or was serving or at any time serves at the Company’s request as a director, officer, employee or other agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise; and

(b)        otherwise to the fullest extent as the Company may provide to Indemnitee under Article 163 of the Articles and as permitted pursuant to the Act and other applicable laws. For the avoidance of doubt, the Company shall have no obligation to indemnify Indemnitee for acts or omissions relating to the Company involving the Indemnitee’s negligence, default, breach of duty or breach of trust

4.        Limitations on Indemnity. The indemnification by the Company of Indemnitee pursuant to this Agreement excludes any Expenses or other costs as described in Section 2, 3 and 5 hereof:

(a)        on account of any determination or judgment against Indemnitee solely for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the United States Securities Exchange Act of 1934 and amendments thereto or similar provisions of any United States federal, state or local statutory law;

(b)        on account of Indemnitee’s conduct that is established by a final judgment as knowingly fraudulent or deliberately dishonest or that constituted willful misconduct;

(c)        in respect of any liability that cannot be indemnified by reason of section 172 of the Act or the indemnification of which would be void as a result of the application of section 172 thereto;

(d)        on account of Indemnitee’s conduct that is established by a final judgment as constituting a breach of Indemnitee’s duty of loyalty to the Company or resulting in any personal profit or advantage to which Indemnitee was not legally entitled;

(e)        for which payment is actually made to Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, article or agreement, except in respect of any excess beyond payment under such insurance, clause, article or agreement;

(f)        if indemnification is not lawful under the Act or otherwise; or

(g)        in connection with any Proceeding (or part thereof) initiated by Indemnitee, or any Proceeding by Indemnitee against the Company or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the Proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Act, or (iv) the Proceeding is initiated pursuant to Section 9 hereof.

5.        Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director, officer, employee or other agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or other agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed Proceeding by reason of the fact that Indemnitee was serving in the capacity referred to herein.

6.        Partial Indemnification. Subject to the exclusions in Section 4 hereof, Indemnitee shall be entitled under this Agreement to indemnification by the Company for a portion of the expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Indemnitee becomes legally obligated to pay in connection with any Proceeding referred to in Section 3 hereof even if not entitled hereunder to indemnification for the total amount thereof, and the Company shall indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

7.        Notification and Defense of Claim. Not later than thirty (30) days after Indemnitee’s receipt of notice of the commencement of any Proceeding with respect to which Indemnitee may make a claim in respect thereof against the Company under this Agreement, Indemnitee will notify the Company of the commencement thereof; but any omission to so notify the Company will not relieve the Company of any liability it may have to Indemnitee under this Agreement except to the extent, and only to the extent, it can be shown that Indemnitee’s failure to timely notify directly caused damage to Indemnitee or the Company in such Proceeding. Further, no such failure to notify shall relieve the Company of any liability it may have to Indemnitee otherwise than under this Agreement.

With respect to any Proceeding for which Indemnitee provides notice to the Company of the commencement thereof:

(a)        the Company will be entitled to participate therein at its own expense;

(b)        except as otherwise provided below, the Company may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof, except for reasonable costs of investigation or otherwise as provided below. Indemnitee shall have the right to employ separate counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the Company authorizes Indemnitee’s employment of separate counsel, (ii) Indemnitee reasonably concludes, and so notifies the Company, that there is an actual conflict of interest between the Company and Indemnitee in the conduct of the defense of such action, or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Indemnitee’s separate counsel shall be at the Company’s expense. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in clause (ii) above;

(c)        the Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which shall not be unreasonably withheld. The Company shall be permitted to settle any action in its discretion, provided, however, that any such settlement of an action with respect to which Indemnitee is to be indemnified hereunder shall include a full, unconditional release of Indemnitee, and provided further that no settlement may impose any penalty or limitation on Indemnitee without Indemnitee’s written consent, which Indemnitee may give or withhold in Indemnitee’s sole discretion;

(d)        the Company shall, subject to Section 8, advance all expenses Indemnitee incurs in connection with such Proceeding promptly following Indemnitee’s delivery of a written (i) request therefor and (ii) undertaking to repay said amounts if it is determined ultimately that Indemnitee is not entitled to be indemnified under the provisions of this Agreement, the Articles, the Act or otherwise; and

(e)        nothing in this Section 7 shall entitle Indemnitee to any indemnification, reimbursement or payment other than in accordance with, and as permitted by, section 172 of the Act and applicable law.

8.        Advancement of Expenses.

(a)        The Company shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any any Proceeding within fifteen (15) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after the final disposition of such Proceeding; provided, however, that the person or persons or entity making the determination of Indemnitee’s entitlement to indemnification under Sections 2, 3 and 5 (the “Reviewing Party”) hereof has not determined that Indemnitee would not be permitted to be indemnified under applicable law. Such statement or statements shall reasonably evidence the Expenses incurred by or on behalf of

Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. The Company shall accept any such undertaking without reference to the financial ability of Indemnitee to make repayment and without regard to the prospect of whether Indemnitee may ultimately be found to be entitled to indemnification under the provisions of this Agreement.

(b)        The Company’s obligation to advance Expenses pursuant to Section 8(a) hereof shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences Proceedings hereunder to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party to the contrary shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expenses advanced until a final judicial determination is made with respect thereto. Any required reimbursement of Expenses by Indemnitee shall be made by Indemnitee to the Company within fifteen (15) days following the determination that Indemnitee would not be entitled to indemnification.

9.        Enforcement. Any right to indemnification or advances granted by this Agreement to Indemnitee shall be enforceable by or on behalf of Indemnitee in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within sixty (60) days of request therefor. Indemnitee, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his or her claim. It shall be a defense to any action for which a claim for indemnification is made under Sections 2, 3 or 5 hereof that Indemnitee is not entitled to indemnification because of the limitations set forth in Section 4 hereof. Neither the failure of the Company (including its Board of Directors or its members) to have made a determination prior to the commencement of such enforcement action that indemnification of Indemnitee is proper in the circumstances, nor an actual determination by the Company (including its Board of Directors or its members) that such indemnification is improper shall be a defense to the action or create a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise.

10.      Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

11.      Non-Exclusivity of Rights. The rights conferred on Indemnitee by this Agreement shall not be exclusive of any other right which Indemnitee may have or hereafter acquire under any statute, provision of the Company’s Memorandum and Articles of Association, agreement, vote of members or directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office.

12.      Survival of Rights.

(a)        The rights conferred on Indemnitee by this Agreement shall continue after Indemnitee has ceased to be a director, officer, employee or other agent of the Company or to serve at the request of the Company as a director, officer, employee or other agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise, and shall inure to the benefit of Indemnitee’s heirs, executors and administrators.

(b)        The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place.

13.      Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Company shall nevertheless indemnify Indemnitee to the fullest extent provided by the Articles, the Act or any other applicable law.

14.      Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the Republic of Singapore.

15.      Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

16.      Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

17.      Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

18.      Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed or (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid:

If to Indemnitee, at the address indicated on the signature page hereof.

If to the Company, to:

SunEdison Semiconductor Limited

501 Pearl Drive (City of O’Fallon)

St. Peters, Missouri 63376

Attn: General Counsel

or to such other address as the Company may have furnished to Indemnitee.

19.      Merger. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof, and supersedes any and all prior agreements and understandings between them with respect thereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

SUNEDISON SEMICONDUCTOR LIMITED

By:
Name:
Title:

INDEMNITEE

By:
Name:

Address: